Exhibit 99.1

NEWS - FOR IMMEDIATE RELEASE

ARGAN, INC. ANNOUNCES FIRST QUARTER RESULTS

June 14, 2007 -- Rockville, MD- Argan, Inc. (OTCBB: AGAX) today announced financial results for the first quarter ended April 30, 2007.

Net sales for the quarter were $50.4 million compared to $8.96 million for the three months ended April 30, 2006. Gemma Power Systems, acquired in December 2006, contributed $43.4 million in revenues for the quarter. Revenue for the quarter at Southern Maryland Cable (SMC) declined to $2.1 million from $3.1 million in the same quarter last year and revenue at Vitarich Laboratories, Inc. (VLI) decreased to $4.9 million from $5.8 million. Net loss for the quarter was $2.0 million, or $0.18 per share based on 11,094,000 shares outstanding, compared to a net loss of $18,000, or $0.00 per share based on 3,814,000 shares outstanding in the first three months of last year.

The Company believes that the Non-GAAP Measurement of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) provides investors with a valuable supplemental measure of our operating performance. EBITDA for the first quarter ended April 30, 2007 was a loss of $362,000 compared to EBITDA of $857,000 in the first quarter of last year.

Cash and cash equivalents at April 30, 2007 increased to $32.6 million from $25.4 million at January 31, 2007.

Rainer Bosselmann, Chairman and Chief Executive Officer stated, “During the quarter, we experienced an unexpected increase in costs related to one of our Gemma contracts. These higher costs, primarily stemming from labor rate increases due to overtime requirements and additional material costs, have resulted in a forecasted loss for the project of approximately $4.1 million during the quarter ended April 30, 2007. The project was 95% complete as of April 30, 2007 and the cumulative $3.9 million loss was recognized as of April 30, 2007 and incorporates our estimates of project costs through completion.”

Mr. Bosselmann continued, “Demand at Gemma is very strong and our backlog at April 30 was over $200 million, bolstered by a $74 million contract which we received in April for a biodiesel plant in Texas. We are very well positioned to drive significant revenue growth this year and improving profitability as we benefit from the long term increase in new power plants driven by the economic viability of renewable energy, government mandates and environmental benefits.”

Mr. Bosselmann indicated that “SMC experienced a slow start for the year in its inside plant division. We have made some changes to broaden our product offerings and to diversify our customer base. VLI, in addition to its sales decline, experienced operating margin pressure. We are addressing both issues aggressively and are confident that we can achieve positive results.”

About Argan
Argan is a publicly traded holding company focusing on companies that provide products and services to growth industries. Argan’s primary business is designing and building energy plants for the rapidly growing alternative energy sector through its Gemma Power Systems subsidiary. Argan has two other subsidiaries: Southern Maryland Cable, Inc., which provides inside premise wiring services to the federal government including military installations and government office sites requiring high-level security clearance and also provides underground and aerial construction services and splicing to major telecommunications and utilities customers; and Vitarich Laboratories, a farm to market, vertically integrated private label manufacturer that manufactures, packages and distributes premium nutraceutical products, including nutritional and whole food dietary supplements and other personal healthcare products.

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Argan’s financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the Securities and Exchange Commission.

Company Contact:	Investor Relations Contact:

Rainer Bosselmann/Arthur Trudel	John Nesbett/Carlo Kyprios
301.315.0027	Institutional Marketing Services (IMS)
203.972.9200

Tables To Follow

ARGAN, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended April 30,
	2007	2006
Net sales
Power industry services	$43,354,000	$-
Nutraceutical products	4,949,000	5,829,000
Telecom infrastructure services	2,129,000	3,133,000
Net Sales	50,432,000	8,962,000
Cost of sales
Power industry services	43,245,000	-
Nutraceutical products	4,166,000	4,386,000
Telecom infrastructure services	1,843,000	2,323,000
Gross profit	1,178,000	2,253,000

Selling, general and administrative expenses	4,561,000	1,976,000
(Loss) income from operations	(3,383,000)	277,000

Interest expense and amortization of
subordinated debt issuance costs	204,000	261,000
Other income, net	(633,000)	(2,000)
(Loss) income from operations before
income taxes	(2,954,000)	18,000
Income tax benefit (expense)	939,000	(36,000)
Net loss	$(2,015,000)	$(18,000)

Basic and diluted loss per share	$(0.18)	$-

Weighted average number of shares outstanding - basic and diluted	11,094,000	3,814,000

Reconciliation to EBITDA

	Three months ended April 30,
	2007	2006
Net loss	$(2,015,000)	$(18,000)
Interest expense and amortization of Subordinated debt issuance costs	204,000	261,000
Tax (benefit) expense	(939,000)	36,000
Depreciation and amortization	324,000	247,000
Amortization of intangible assets	2,064,000	331,000
EBITDA	$(362,000)	$857,000

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that EBITDA provides additional insight for analysts and investors in evaluating the Company's financial and operational performance and in assisting investors in comparing the Company's financial performance to those of other companies in the Company's industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company's GAAP and non-GAAP financial results is provided above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.

ARGAN, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	April 30,	January 31
	2007	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$32,640,000	$25,393,000
Accounts receivable, net of allowance for doubtful accounts of $213,000
at 4/30/07 and $137,000 at 1/31/2007	23,266,000	23,030,000
Receivable from affiliated entity	146,000	155,000
Investments available for sale	1,705,000	2,283,000
Escrowed cash	15,196,000	15,031,000
Estimated earnings in excess of billings	4,136,000	12,003,000
Current deferred tax asset	959,000	-
Inventories, net of reserves of $116,000 at 04/30/2007 and $104,000
at 01/31/2007	2,640,000	2,387,000
Prepaid expenses and other current assets	1,018,000	643,000
TOTAL CURRENT ASSETS	81,706,000	80,925,000
Property and equipment, net of accumulated depreciation of
$2,656,000 at 4/30/2007 and $2,379,000 at 1/31/2007	3,070,000	3,250,000
Other assets	276,000	313,000
Goodwill	23,981,000	23,981,000
Other intangible assets, net	10,597,000	12,661,000
TOTAL ASSETS	$119,630,000	$121,130,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$42,755,000	$44,248,000
Due to affiliates	35,000	7,000
Accrued expenses	6,326,000	5,873,000
Estimated loss on uncompleted contracts	189,000	-
Billings in excess of cost and earnings	17,769,000	15,705,000
Current portion of long-term debt	2,583,000	2,586,000
TOTAL CURRENT LIABILITIES	69,657,000	68,419,000
Deferred income tax liability	1,382,000	1,471,000
Other liabilities	31,000	14,000
Long-term debt	6,069,000	6,715,000
TOTAL LIABILITIES	77,139,000	76,619,000
STOCKHOLDERS' EQUITY
Preferred stock, par value $0.10 per share; 500,000 shares authorized;
no shares issued and outstanding	-	-
Common stock, par value $0.15 per share;
12,000,000 shares authorized; 11,097,245 shares
issued at 4/30/2007 and 1/31/2007 and 11,094,012
shares outstanding at 4/30/2007 and 1/31/2007	1,664,000	1,664,000
Warrants outstanding	849,000	849,000
Additional paid-in capital	57,199,000	57,190,000
Accumulated other comprehensive loss	(22,000)	(8,000)
Accumulated deficit	(17,166,000)	(15,151,000)
Treasury stock at cost; 3,233 shares at 4/30/2007 and 1/31/2007	(33,000)	(33,000)
TOTAL STOCKHOLDERS' EQUITY	42,491,000	44,511,000
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$119,630,000	$121,130,000